UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              April 11, 2002

DISPLAY TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Nevada	0-14427	33-2286268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 McCullough Drive, Suite 220, Charlotte, North Carolina 28262

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code                        (704) 548-1931

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5.          OTHER EVENTS

            On April 11, 2002, Lockwood Sign Group, Inc., the Company’s only remaining subsidiary with continuing operations, sold all of its assets to Lockwood Identity, Inc. and Lockrowe, L.L.C.  This transaction produced net proceeds of approximately $1,581,596, which were applied against the Company’s secured loan facility with SouthTrust Bank.  The outstanding principal balance of this facility is now approximately $5,249,829, which is secured by all of the assets of the Company and its subsidiaries (except for Ad Art Electric Sign Corporation).

            Neither the Company nor any of its subsidiaries retains material assets except for real property that is being foreclosed upon by the secured lender.  The proceeds from this real property will not be sufficient to satisfy the amounts owed to the Company’s secured lender.  Accordingly, no assets are available for subordinated secured creditors, unsecured creditors, or the preferred or common shareholders of the Company.  The Company and its subsidiaries have permanently ceased operations.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits.

	2.3	Asset Purchase Agreement by and among Lockwood Sign Group, Inc. and Lockwood Identity, Inc. and Lockrowe, L.L.C. dated April 11, 2002

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on  Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DISPLAY TECHNOLOGIES, INC. (Registrant)

By: /s/ Bill Lunsford Bill Lunsford, President Chief Executive Officer

By: /s/ Bill Lunsford Bill Lunsford, Chief Accounting Officer

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